Exhibit 99.1

Winn-Dixie (Southeastern Grocers, Inc.) and Bonum Health™ (TRxADE HEALTH Company) Ink Telemedicine Deal

Tampa, FL. July 21, 2021 — TRxADE HEALTH INC. (NASDAQ: MEDS) an integrated drug procurement, delivery, and healthcare platform, today announced that Bonum Health, a Digital Healthcare business subsidiary has signed a Telemedicine Service Distribution Deal with Southeastern Grocers Inc., parent company of Winn-Dixie, Harveys Supermarket and Fresco y Más grocery stores throughout the five states of Florida, Alabama, Louisiana, Georgia and Mississippi.

Bonum Health will provide affordable telemedicine services and prescription discount savings to the patients of all Winn-Dixie, Harveys and Fresco y Más retail stores and pharmacies by offering Bonum Health’s signature Mobile Health Services application and prescriber program, staffed by over 600 board-certified medical providers. The partnership also provides Winn-Dixie patients direct access to prescription discount savings through Bonum Health signature telemedicine application, which can be downloaded from both the Google Play and App Store. According to Becker’s Hospital Review, in 2020, approximately 5.4 million Americans lost their health insurance between February-May 2020 due to Covid-19 related lay-offs or job losses. This is a disturbing trend across America where the total number of uninsured has climbed to 21%. In the states that Winn-Dixie serves customers, the uninsured totals represent an average of 21% of all consumers across Florida, Georgia, Mississippi and Louisiana.

“Our strategic partnership with Bonum Health provides a fully integrated, deeply discounted and a patient-ready digital healthcare solution that gives eligible customers access to a Board-Certified Medical Provider,” said Gayle Shields, Vice President of Pharmacy for Southeastern Grocers. “Bonum Health will help us diversify our in-store and community digital healthcare services as we offer deeply discounted telemedicine, with a combined prescription savings program designed into the same platform.”

Ashton Maaraba, President of Bonum Health noted, “We are proud to support the Winn-Dixie, Harvey’s and Fresco y Más retail store and pharmacy community. Winn-Dixie is committed to promote low-cost, turn-key, and innovative digital healthcare services across their consumer market. In working with Winn-Dixie, we plan on driving a seamless, deeply discounted and easily accessible digital health and wellness strategy. Our healthcare platform, medical providers, proprietary AI tools and resources not only offer fast and easy access to “live” virtual interactions with Board-Certified Medical Providers, but Winn-Dixie patients can also receive up to 80% savings on prescriptions.”

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 12,100+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For info on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

About Winn Dixie (Southeastern Grocers Inc.)

Founded in 1925, Winn-Dixie grocery stores, liquor stores and in-store pharmacies serve communities throughout five southeastern states - Alabama, Florida, Georgia, Louisiana and Mississippi. Winn-Dixie Stores, Inc. is a subsidiary of Southeastern Grocers, which is one of the largest supermarket chains based in the Southeast. For more information, please visit www.winndixie.com and www.segrocers.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of TRxADE’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of TRxADE, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks relating to the adoption of our MedCheks app by partners and end-users, the apps of other competitors, including governments which may make certain apps mandatory or free, our ability to gain traction for our app in the marketplace, and the continued demand for our app; risks related to our operations not being profitable; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; and others that are included from time to time in filings made by TRxADE with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on TRxADE’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. TRxADE cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media Contact:

Simone Valdez

IR@trxade.com

(800) 261-0281

Investor Relations:

Lucas Zimmerman, Senior Vice President

MZ Group – MZ North America

(949) 259-4987 | MEDS@mzgroup.us | www.mzgroup.us